Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Chris Donaghey
443-733-1600

KEYW Announces Leadership Change

HANOVER, Md., March 20, 2014 (GLOBE NEWSWIRE) -- The KEYW Holding Corporation (Nasdaq:KEYW) announced today that John Krobath is stepping down as Chief Financial Officer effective April 25, 2014 to pursue other professional opportunities. The company expects to announce a successor before that date to ensure an orderly transition.
"John has played a critical role in the success of KEYW and I express my gratitude for his five years of dedicated service," commented Len Moodispaw, CEO and President of KEYW. "John made significant contributions to the growth of KEYW including the negotiation of many of our acquisitions and two successful equity offerings. I wish him all the best as he moves on to his next opportunity."
About KEYW
KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for U.S. Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.
Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words "estimates," "believes," "anticipates," "plans," "expects," "will," "potential," "opportunities", and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 10, 2014 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.